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                                                                       EXHIBIT 8

                        [Letterhead of Haythe & Curley]


                                         July 18, 1995



          Re: Federal Income Tax Consequences of
              the Proposed Acquisition of Substantially
              All the Assets of The New Canaan Company
              -----------------------------------------



 The New Canaan Company
 59 Grove Street
 New Canaan, Connecticut  06840

 Gentlemen:

          We have acted as tax counsel to The New Canaan Company, a Connecticut corporation (the "Company"), in connection with the Registration Statement on Form S-4 (Registration No. 33-57013) (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of shares of the common stock (the "Aquarion Stock"), par value $0.01 per share, of Aquarion Company, a Delaware corporation ("Aquarion"). You have requested our opinion as to the material federal income tax consequences, to the Company and its shareholders (the "Shareholders"), arising from the proposed reorganization transactions described in that certain Acquisition Agreement, dated September 2, 1992, as amended (the "Acquisition Agreement"), among the Company as Seller, Bridgeport Hydraulic Company, a Connecticut corporation ("BHC"), as Buyer and Aquarion.

          In rendering our opinion, we have examined the Registration Statement, the Acquisition Agreement, the form of Escrow Agreement to be entered into by the Company and Aquarion and such other documents, certificates and representations as we have deemed necessary or appropriate.

          For purposes of this opinion we have assumed that (i) the Acquisition will be consummated on the terms set forth in the Registration Statement and
 (ii) certain certificates and representations to be received from the Company, Aquarion, BHC
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The New Canaan Company                -2-                          July 18, 1995



 and certain shareholders of the Company will be true as of the date hereof and as of the date given. We have assumed the genuineness of all signatures on documents not signed in our presence, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

          Based upon and subject to the foregoing, it is our opinion that:

          1. The transfer by the Company of its assets to BHC in exchange for shares of Aquarion Stock and the assumption by BHC of certain liabilities of the Company, and the distribution of the shares of Aquarion Stock by the Company to the Shareholders, will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          2. The receipt of shares of Aquarion Stock by the Company, and the distribution thereof to the Shareholders, will not give rise to any gain or loss to the Company or to the Shareholders for federal income tax purposes.

          3. The basis of the shares of Aquarion Stock received by a Shareholder in exchange for his shares of the stock of the Company, including any fractional share interest deemed received as described at item 5 below, will be equal to the basis of such Shareholder's shares of stock of the Company surrendered in the exchange.

          4. The holding period for the shares of Aquarion Stock received by a Shareholder in exchange for his shares of the stock of the Company will include such Shareholder's holding period in the shares surrendered, provided that such shares were capital assets in the hands of the Shareholder on the day of the reorganization.

          5. A Shareholder receiving cash in lieu of a fractional share of Aquarion Stock will be treated as having received the fractional share and as having then received the payment in lieu of such fractional share as a distribution in full payment for such fractional share as provided in Section 302(a) of the Code.

          This opinion is addressed solely to the Company and its Shareholders, and may not be relied upon by any other party or disclosed, quoted, filed or referred to without our prior written consent.
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The New Canaan Company                -3-                          July 18, 1995


          We hereby consent to your filing of this opinion as an exhibit to the Registration Statement relating to shares of Aquarion Stock to be issued in connection with the reorganization, and to the reference to this firm under the heading "Legal Matters" in the Proxy Statement/Prospectus constituting part of the Registration Statement.

                                         Very truly yours,

                                         Haythe & Curley